UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2011

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction

of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 17, 2011, Newcastle Investment Corp. (the “Company”) issued a press release announcing that the Company’s Board of Directors had declared dividends in respect of both its common shares and preferred shares. Based on information provided to the Company by the New York Stock Exchange, that press release stated that the ex-dividend date applicable to the dividend payable in respect of the Company’s common shares for the second quarter of 2011 was June 29, 2011. Today, the New York Stock Exchange informed the Company that this date is incorrect.

Instead, the New York Stock Exchange has informed the Company today that the correct ex-dividend date applicable to the dividend payable in respect of the Company’s common shares for the second quarter of 2011 is June 30, 2011.

A copy of the Company’s press release with the corrected ex-dividend date is attached to this Current Report on Form 8-K (the “Current Report”) as Exhibit 99.1. The press release is incorporated herein solely for purposes of this Item 8.01 disclosure.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release (with corrected ex-dividend date), dated June 20, 2011, issued by Newcastle Investment Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Brian C. Sigman
Brian C. Sigman
Chief Financial Officer

Date: June 20, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release (with corrected ex-dividend date), dated June 20, 2011, issued by Newcastle Investment Corp.

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